Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

February 6, 2023

THIS AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made effective as of February 6, 2023, by and between Quantum FinTech Acquisition Corporation, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”), and amends that certain Investment Management Trust Agreement, effective as of February 4, 2021 (the “Trust Agreement”), by and between the parties hereto. Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Trust Agreement.

WHEREAS, a total of $201,250,000 of the gross proceeds of the IPO and sale of private placement warrants was placed in the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Secretary or other authorized officer of the Company and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is, the later of (1) 18 months after the closing of the IPO (or 24 months after the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months after the closing of the IPO) and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;

WHEREAS, Section 7(c) of the Trust Agreement provides that Section 1(i) may not be modified, amended or deleted without the affirmative vote of a majority of the outstanding shares of Common Stock sold in the IPO (the “Consent of the Stockholders”);

WHEREAS, at a special meeting of stockholders held on or prior to the date hereof (the “Special Meeting”), the Company obtained the Consent of the Stockholders to approve this Amendment;

WHEREAS, at the Special Meeting, the stockholders of the Company also voted to approve an amendment to the Charter in accordance with the terms of the Charter (as amended and as may be further amended from time to time, the “Amended Charter”); and

WHEREAS, each of the Company and Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to the Trust Agreement.

(a) Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Secretary or other authorized officer of the Company and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) the Termination Date (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended) if a Termination Letter has not been received by the Trustee prior to such date, in which case, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit C hereto and the Property in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses, if applicable), shall be distributed to the Public Stockholders of record as of such date (excluding up to $100,000 of interest which may be used for dissolution expenses); provided further, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable;

(b) Exhibit B of the Trust Agreement is hereby amended and restated in its entirety as set forth in Exhibit B to this Amendment.

2. References.

(a) All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the effective date of the Trust Agreement (as amended hereby) and terms of similar import shall in all instances continue to refer to February 4, 2021.

(b) All references to the “Amended and Restated Certificate of Incorporation” in the Trust Agreement and terms of similar import shall mean the Amended Charter.

3. Miscellaneous Provisions.

3.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

3.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

3.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

3.6 Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

QUANTUM FINTECH ACQUISITION CORPORATION

By:	/s/ John Schaible
Name:	John Schaible
Title:	Chief Executive Officer

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, N.Y. 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account — Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Quantum FinTech Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of February 4, 2021 (as amended, the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Business within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments and to transfer the total proceeds to the Trust Operating Account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [____________, 20__] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Checking Account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

QUANTUM FINTECH ACQUISITION CORPORATION

By:
Name:
Title:

cc: Chardan Capital Markets LLC